Filed Pursuant to Rule 424(b)(7)
Registration No. 333-290592
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 29, 2025)

123,134,069 Common Shares
Registered for the Securityholders Named Herein Pursuant to the Registration Rights Agreement
In Connection with the Completed Acquisition of Beckley Psytech
This prospectus supplement relates to an aggregate 123,134,069 of our common shares, nominal value €0.10 per share (“common shares”) that are already issued and outstanding and are now being registered to satisfy certain registration rights pursuant to that certain registration rights agreement, dated June 2, 2025 (the “Registration Rights Agreement”) and the related joinder agreements thereto. These common shares may be offered from time to time by the selling securityholders identified in the “selling securityholders” section of this prospectus supplement (the “selling securityholders”). We will not receive proceeds from any such sales and have agreed to pay certain registration expenses.
The registration of 123,134,069 of our common shares relates to (i) 81,266,384 common shares received by certain of the selling securityholders in connection with the Share Purchase Agreement, dated June 2, 2025, among us, Beckley Psytech Limited (“Beckley Psytech”) and certain other parties thereto (as amended by the Side Letter Deed to the Share Purchase Agreement, dated October 23, 2025, the “SPA”), relating to our acquisition of the entire issued share capital of Beckley Psytech not already owned by us, which closed on November 5, 2025 (the “Acquisition”) and (ii) 41,867,685 common shares held by Apeiron Holders (as defined in the Registration Rights Agreement). These common shares are being registered pursuant to the registration rights we respectively granted to such selling securityholders in the Registration Rights Agreement.
The selling securityholders may offer and sell from time to time, together or separately, the common shares described in this prospectus supplement and the accompanying prospectus through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the common shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus supplement entitled “About this Prospectus Supplement,” “Use of Proceeds” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus supplement and the accompanying prospectus describing the method and terms of the offering of such securities.
Our common shares are listed on the Nasdaq Global Market under the symbol “ATAI.” On December 4, 2025, the last reported sale price of our common shares on the Nasdaq Global Market was $4.40 per share.
Investing in our securities involves risks. See the “Risk Factors” on page S-6 of this prospectus supplement, in the similar section contained in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement concerning factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is December 5, 2025.

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, which became automatically effective upon filing, utilizing a “shelf” registration process, and relates to the offering of our common shares. Before buying any of the common shares that the selling securityholders are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
We and the selling securityholders provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us or the selling securityholders in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
When we refer to “AtaiBeckley,” “we,” “our,” “us,” the “Company” and “our company” in this prospectus supplement, we mean Atai Beckley N.V. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

TRADEMARKS
We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.
Our website address is https://www.ataibeckley.com. The information contained on, or accessible through, our website does not constitute part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC, but excluding any information furnished to, rather than filed with, the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025.
•
The information in the sections entitled “The Redomiciliation,” “Description of ATAI Delaware Common Stock” and “Comparison of Shareholders Rights Between Netherlands Law and Delaware Law” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 24, 2025.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 14, 2025, August 14, 2025 and November 12, 2025, respectively.
•
Our Current Reports on Form 8-K filed with the SEC on January 10, 2025, January 24, 2025, February 13, 2025, April 30, 2025, May 8, 2025, May 21, 2025, June 2, 2025, July 1, 2025, September 23, 2025, September 29, 2025, October 10, 2025, October 16, 2025, October 20, 2025, October 21, 2025, October 27, 2025, November 4, 2025 and November 5, 2025.

•
The description of our Share Capital contained in our Registration Statement on Form 8-A, filed with the SEC on June 14, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
Attention: Secretary
Atai Beckley N.V.
Prof. J.H. Bavincklaan 7
1183 AT Amstelveen
The Netherlands
+31 20 793 2536
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

THE COMPANY
Overview
Founded in 2025 through the strategic combination of ATAI Life Sciences N.V. and Beckley Psytech Limited, AtaiBeckley is a clinical-stage biopharmaceutical company on a mission to create breakthroughs for people with difficult-to-treat mental health conditions. Our work is grounded in rigorous science to deliver meaningful outcomes for the patients we serve.
Mental health disorders are highly prevalent and estimated to affect more than one billion people globally. The economic burden of these disorders is substantial and is growing rapidly. Between 2009 and 2019, spending on mental health care in the United States increased by more than 50%, reaching $225 billion, and a Lancet Commission report estimates that the global economic cost will reach $16 trillion by 2030. While current treatments, such as selective serotonin reuptake inhibitors and serotonin-norepinephrine reuptake inhibitors are well established and effective for certain patients, approximately 65% of patients do not achieve remission of their symptoms after up to four antidepressant treatment trials, translating to a significant unmet medical need.
Corporate Information
The statutory seat of Atai Beckley N.V. is in Amsterdam, the Netherlands. Our office address and our principal executive office is located at Prof. J.H. Bavincklaan 7, 1183 AT Amstelveen, the Netherlands, and our telephone number is +31 20 793 2536. Our website address is https://www.ataibeckley.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus supplement. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this prospectus supplement or any other document that we file with or furnish to the SEC.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. For more information about our SEC filings, please see “Where You Can Find More Information; Incorporation by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 (as amended, the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus are forward-looking statements, including without limitation statements regarding our future operating results and financial position; the success, cost, and timing of development of our product candidates, including the progress of preclinical studies and clinical trials and related milestones; the commercialization of our current product candidates and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue; the timing of and our ability to obtain and maintain regulatory approvals; our business strategy and plans, including the benefits of our corporate restructuring and our pending corporate redomiciliation to the U.S.; the Acquisition and potential acquisitions, partnerships and other strategic arrangements; the ability to generate revenue from any current or future licensing agreements and other strategic arrangements, the sufficiency of our cash and cash equivalents and short-term securities to fund our operations; and the plans and objectives of management for future operations and capital expenditures. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are neither promises nor guarantees, and are subject to a number of important factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements, including without limitation: we are a clinical-stage biopharmaceutical company and have incurred significant losses since our inception, and we expect to incur losses for the foreseeable future and may never be profitable; if we are unable to obtain funding when needed and on acceptable terms, we could be forced to delay, limit or discontinue our product candidate development efforts; our limited operating history may make it difficult for you to evaluate the success of our business and to assess our future viability; risks related to the Acquisition, including any challenges with integration and expectations regarding the anticipated benefits of the transaction; we rely on third parties to assist in conducting our clinical trials and some aspects of our research and preclinical testing; we currently rely on qualified therapists working at third-party clinical trial sites to administer certain of our product candidates in our clinical trials and we expect this to continue upon approval, if any, of our current or future product candidates, and if third-party sites fail to recruit and retain a sufficient number of therapists or effectively manage their therapists, our business, financial condition and results of operations would be materially harmed; our product candidates are in preclinical or clinical development, which is a lengthy and expensive process with uncertain outcomes, and we cannot give any assurance that any of our product candidates will be successfully developed and/or receive regulatory approval, which is necessary before they can be commercialized; research and development of drugs targeting the central nervous system, or CNS, is particularly difficult, and it can be difficult to predict and understand why a drug has a positive effect on some patients but not others, which may reduce the likelihood our product candidates are ultimately approved and therefore may have a material adverse effect on our business and operating results; the production and sale of our product candidates may be considered illegal or may otherwise be restricted due to the use of controlled substances, which may also have consequences for the legality of investments from foreign jurisdictions and therefore we may not be successful in commercializing our product candidates in such jurisdictions, which will adversely affect our business, financial condition and results of operations; we face significant competition in an environment of rapid technological and scientific change, and there is a possibility that our competitors may achieve regulatory approval before we do or develop therapies that are safer, more advanced or more effective than ours, which may negatively impact our ability to successfully market or commercialize any product candidates we may develop and ultimately harm our financial condition; if we are unable to obtain and maintain sufficient intellectual property protection for our existing product candidates or any other product candidates that we may identify, or if the scope of the intellectual property protection we currently have or obtain in the future is not sufficiently broad, our competitors could develop and commercialize product candidates similar or identical to ours, and our ability to successfully commercialize our existing product candidates and any other product candidates that we may pursue may be impaired; third parties may claim that we are infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and may prevent or delay our development and commercialization efforts; our future success depends on our ability to retain key employees, directors, consultants and advisors and to attract, retain and motivate qualified personnel; if we fail to maintain an effective system of disclosure controls and internal control over financial reporting our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired; our business is subject to economic, political, regulatory and other risks associated with international operations; a pandemic, epidemic, or outbreak of an infectious disease, such as the COVID-19 pandemic, may materially and adversely affect our business, including our preclinical studies, clinical trials, trial sites, third parties on whom we rely, our supply chain, our ability to raise capital, our ability to conduct regular business and our financial results, and other risks, uncertainties, and assumptions described under “Risk Factors” in Item 1A of Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of Part II and elsewhere in our Form 10-K for the year ended December 31, 2024, as further updated in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 of our quarterly reports on Form 10-Q for the quarterly periods ended June 30, 2025 and September 30, 2025, in our subsequent filings with the SEC and in this prospectus supplement.
Any forward-looking statements made herein speak only as of the date of this prospectus supplement, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of common shares being offered by the selling securityholders, but we have agreed to pay certain registration expenses. To the extent applicable, the selling securityholders will pay any underwriting discounts, selling commissions or transfer taxes incurred by the selling securityholders in connection with the sale of the common shares offered hereby.

SELLING SECURITYHOLDERS
The selling securityholders identified in the table below may, from time to time, offer and sell up to 123,134,069 common shares offered by this prospectus supplement and the accompanying prospectus. When we refer to the selling securityholders identified in the table below, we mean the entities identified in the table, and the donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest who after the date of this prospectus supplement come to hold any of such selling securityholders’ respective interests in our common shares other than through a public sale.
The possible resale from time to time of our common shares by the selling securityholders identified in the table below relates to (i) 81,266,384 common shares received by certain of the selling securityholders in connection with the SPA, relating to the Acquisition and (ii) 41,867,685 common shares held by Apeiron Holders. These common shares are being registered pursuant to the registration rights we respectively granted to such selling securityholders in the Registration Rights Agreement.
The following table sets forth information as of December 1, 2025, regarding the beneficial ownership of our common shares held by the selling security holders identified below, and the number of our common shares that may from time to time be offered or sold by the selling securityholders pursuant to this prospectus supplement. We have prepared the following table based on information given to us by, or on behalf of, the selling securityholders identified below on or before the date hereof with respect to the beneficial ownership of our common shares held by such selling securityholders.
We have not independently verified this information, and this information may change from time to time and any changed information will be set forth in amendments or supplements to this prospectus supplement, if and when necessary. The selling securityholders identified below may offer all, some or none of their common shares, and we cannot advise you as to whether they will in fact sell any or all of such common shares. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our common shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.
The number of common shares beneficially owned by each selling securityholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any common shares over which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 363,214,602 common shares outstanding as of December 1, 2025. In computing the number of common shares beneficially owned by an individual or entity and the percentage ownership of that person, common shares subject to options, restricted share units or other rights held by such person that are currently exercisable or will become exercisable or will vest within 60 days of December 1, 2025 are considered outstanding, although these common shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons identified in the table have sole voting and investment power with respect to all common shares held by that person. The information regarding common shares beneficially owned after the offering assumes the sale of all common shares offered by the selling securityholders identified below, and that such selling securityholders do not acquire any additional common shares or additional securities convertible, exchangeable or exercisable into additional common shares. Information in the table below is based on information filed with the SEC or obtained from the persons identified below.

Unless otherwise indicated below, the address for each beneficial owner is Atai Beckley N.V., Prof. J.H. Bavincklaan 7, 1183 AT Amstelveen, the Netherlands.

	Beneficial Ownership Prior to this Prospectus Supplement		Maximum Number of Common Shares Subject to Resale Pursuant to this Prospectus Supplement	Beneficial Ownership After Resale of All Common Shares Subject to Resale Pursuant to this Prospectus Supplement§
Selling Securityholders	Number	%	Number	Number	%
2134255 Ontario Inc(1)	9,870	*	9,870	—	*
2171117 Ontario Inc(2)	41,639	*	41,639	—	*
2180447 Ontario Inc(3)	136,227	*	136,227	—	*
781526 Ontario Inc(4)	414,294	*	414,294	—	*
Aaron Rotenberg(5)	16,450	*	16,450	—	*
Abib Bocresion(6)	99,378	*	99,378	—	*
Adage Capital Partners LP(7)	7,079,846	1.95%	1,645,064	5,434,782	1.50%
Adam Balon(8)	149,108	*	149,108	—	*
Adam Zeitlin(9)	24,675	*	24,675	—	*
Aditya Kohli(10)	5,433	*	5,433	—	*
Alexander Gerskowitch(11)	116,224	*	116,224	—	*
Alisa Ng(12)	18,331	*	18,331	—	*
Alternative Health Partners LP(13)	32,901	*	32,901	—	*
Andrea Cambre(14)	466	*	466	—	*
Anthony Grenier(15)	384	*	384	—	*
Apeiron Investment Group Ltd.(16)	55,211,716	15.20%	40,528,022	14,683,694	4.03%
Arnaud Massenet(17)	312,695	*	312,695	—	*
Ask America LLC(18)	658,026	*	658,026	—	*
Avenue H Capital LLC(19)	16,450	*	16,450	—	*
Axon Partners LP(20)	305,802	*	305,802	—	*
Ayuh Ventures I (A Series of Ayuh Ventures, LLC)(21)	244,292	*	244,292	—	*
BEC Fund I a series of Psychedelic Medicine SPV LP(22)	77,922	*	77,922	—	*
Ben Catt(23)	23,244	*	23,244	—	*
Benjamin Collins(24)	23,244	*	23,244	—	*
Beth E Boyer(25)	7,861	*	7,861	—	*
Bilton Investments Limited (61354)(26)	2,268,875	*	2,268,875	—	*
Braver Investment Group Limited(27)	32,901	*	32,901	—	*
BWCI Pension Trustees Limited as Trustee of the Deferred Retirement Annuity Trust Scheme ref a/c 1123/055(28)	62,538	*	62,538	—	*
Capital Equipment Services Ltd(29)	8,225	*	8,225	—	*
Caroline Calascione(30)	195,433	*	195,433	—	*
Charles D. Nichols(31)	126,380	*	126,380	—	*
Chris Schnarr(32)	456,011	*	456,011	—	*
Chris Tuohy(33)	46,489	*	46,489	—	*
Christian Angermayer(15)	56,551,379	15.57%	1,339,663	55,211,716	15.20%
Concentric Ermak Co-Investment SPV LLP(34)	526,420	*	526,420	—	*
CORLEV Holdings Inc.(35)	32,901	*	32,901	—	*
Cosmo Feilding-Mellen(36)	6,967,861	1.92%	6,967,861	—	*
CPT INC(37)	32,572	*	32,572	—	*
Dark Peak Services Ltd(38)	41,640	*	41,640	—	*
David Amouyal(39)	65,802	*	65,802	—	*
David D'Onofrio(40)	51,191	*	51,191	—	*
David Earl Nichols(41)	76,991	*	76,991	—	*
Dean Shoosmith(42)	23,244	*	23,244	—	*
Delphi SERIES BECKLEY PSYTECH a Series of Delphi SPV Series LLC a Delaware Series LLC(43)	658,026	*	658,026	—	*

	Beneficial Ownership Prior to this Prospectus Supplement		Maximum Number of Common Shares Subject to Resale Pursuant to this Prospectus Supplement	Beneficial Ownership After Resale of All Common Shares Subject to Resale Pursuant to this Prospectus Supplement§
Selling Securityholders	Number	%	Number	Number	%
DNI Investments Pty Ltd ATF Ioannidis Family Trust(44)	23,452	*	23,452	—	*
ECZACIBASI MOMENTUM TEKNOLOJİ YATIRIMLARI ANONİM ŞİRKETİ(45)	155,634	*	155,634	—	*
Eduardo Garcia Lopez Loaeza(46)	204,067	*	204,067	—	*
Elad Kohen(47)	115,154	*	115,154	—	*
Elisha Wiesel(48)	40,986	*	40,986	—	*
Elzbieta Madej(49)	31,269	*	31,269	—	*
Equity Trust Company Custodian FBO Steven Rosenberg(50)	7,861	*	7,861	—	*
Eric Rapps(51)	41,127	*	41,127	—	*
Ervey Clarke(52)	5,535	*	5,535	—	*
Estate of Amanda Feilding(53)	335,741	*	325,722	10,019	*
Feriha Berrak Selek(54)	238,161	*	18,359	219,802	*
Fiducie Daniel Robichaud(55)	93,808	*	93,808	—	*
First Trustee Company (NZ) Limited as trustee of the First Asia-Pacific Retirement Fund- AM Chow Sub Fund(56)	74,698	*	74,698	—	*
FJ Labs Entrepreneurs Fund 2021 a series of FJ Labs Funds LP(57)	20,563	*	20,563	—	*
FJ Labs LLC(58)	61,689	*	61,689	—	*
FutureGen Capital Corporation(59)	156,346	*	156,346	—	*
Galloway Limited(60)	2,109,745	*	2,109,745	—	*
Geoffrey Atkins(61)	54,769	*	54,769	—	*
George Barker(62)	39,086	*	39,086	—	*
GHP Eleusis SPV LP(63)	102,472	*	102,472	—	*
Gilles Maurice Dellaert(64)	49,774	*	49,774	—	*
Glyn Hirsch(65)	48,957	*	48,957	—	*
Grey House Partners Eleusis Holdings SPV LP(66)	947,429	*	947,429	—	*
Harris Fricker(67)	32,901	*	32,901	—	*
Harvest Moon Holdings LLC(68)	329,012	*	329,012	—	*
Hond Corp.(69)	9,800	*	9,800	—	*
Hooshang Shahriari-Zavereh(70)	3,632	*	3,632	—	*
Hrenya Senatore LLP(71)	5,916	*	2,905	3,011	*
Iain Newman(72)	27,893	*	27,893	—	*
Ilgi Kim(73)	130,289	*	130,289	—	*
ImpactAssets Inc. (fbo CIF Catalytic Impact Solutions Fund)(74)	49,352	*	49,352	—	*
Integrated Investment Manager SPV I LLC(75)	65,802	*	65,802	—	*
Integrated Investment Partners Fund I(76)	2,850,966	*	2,850,966	—	*
Integrated Investment Partners Limited Partnership(77)	2,983,112	*	2,983,112	—	*
Integrated Investment Partners SPV I(78)	8,389,828	2.31%	8,389,828	—	*
Iter Investments I LP(79)	329,012	*	329,012	—	*
J Cannon Clifton(80)	219,968	*	219,968	—	*
Jaclyn Ann Lundin(81)	2,174	*	2,174	—	*
Jacques Elalouf(82)	32,901	*	32,901	—	*
James Bradley Hyler(83)	49,352	*	49,352	—	*
James Benjamin Higgins(84)	15,289	*	15,289	—	*
James Westwood(85)	85,990	*	85,990	—	*

	Beneficial Ownership Prior to this Prospectus Supplement		Maximum Number of Common Shares Subject to Resale Pursuant to this Prospectus Supplement	Beneficial Ownership After Resale of All Common Shares Subject to Resale Pursuant to this Prospectus Supplement§
Selling Securityholders	Number	%	Number	Number	%
Jean-Marc Ralph Ciancimino(86)	54,721	*	54,721	—	*
Jeremy Benkiewicz(87)	30,573	*	30,573	—	*
John Bryan Clifton(88)	269,898	*	265,505	4,393	*
John Karabelas(89)	15,289	*	15,289	—	*
John Richard Key(90)	49,509	*	49,509	—	*
Jonathan Hives(91)	22,110	*	22,110	—	*
Jonathan Wright(92)	253,339	*	253,339	—	*
Justin Sean LLC(93)	352,124	*	352,124	—	*
Katherine Roberts(94)	15,724	*	15,724	—	*
Kenneth McKay(95)	73,483	*	73,483	—	*
KJSM Ventures Canada Inc(96)	262,664	*	262,664	—	*
KVS Clinical Consulting Limited (Kalpana Sawant)(97)	325,722	*	325,722	—	*
Lanchester LLC(98)	82,252	*	82,252	—	*
Lara Tabatznik(99)	65,144	*	65,144	—	*
Lars Mouritzen(100)	37,641	*	37,641	—	*
Leafy Tunnel Fund 1 L.P.(101)	1,178,718	*	757,678	421,040	*
Leslie Jane Ford(102)	5,535	*	5,535	—	*
Lohengrin Enterprises SA.(103)	82,252	*	82,252	—	*
MAJA Nominees Pty Limited ATF Perry Family Trust(104)	23,452	*	23,452	—	*
Marallo Pte Ltd(105)	41,640	*	41,640	—	*
Marine Mallinson(106)	7,750	*	7,750	—	*
Mark A. Zittman Revocable Trust(107)	51,131	*	51,131	—	*
Mark Ginsburg(108)	7,861	*	7,861	—	*
Mark Holyoake(109)	140,712	*	140,712	—	*
Mark Moran(110)	105,302	*	105,302	—	*
Mark Moran, Trustee of the EEMO 2021 GRAT(111)	58,187	*	58,187	—	*
Mark Adrian Ware(112)	1,824,047	*	1,824,047	—	*
Mark Webster(113)	92,979	*	92,979	—	*
Martin Sweeney(114)	23,244	*	23,244	—	*
Mary Brickman(115)	3,631	*	3,631	—	*
Matthew Wayne Johnson(116)	130,289	*	130,289	—	*
Mediq Ventures Limited(117)	3,518,444	*	3,518,444	—	*
Megan Collins(118)	23,244	*	23,244	—	*
Mel Dean Walker(119)	7,263	*	7,263	—	*
Melissa Moran, Trustee of The 21 Spousal GRAT(120)	58,187	*	58,187	—	*
Michael Barry Emanuel(121)	19,543	*	19,543	—	*
Michael Blitzer(122)	30,573	*	30,573	—	*
Michael Freund(123)	109,442	*	109,442	—	*
Michael John Norris(124)	1,801,279	*	1,302,891	498,388	*
Michael Steele(125)	181,839	*	181,839	—	*
Mike Moore(126)	13,947	*	13,947	—	*
MMRAAB Management Trust(127)	211,214	*	211,214	—	*
MNGJZ LLC(128)	394,947	*	394,947	—	*
MNL Nominees Limited(129)	542,439	*	542,439	—	*
Monica Reed(130)	5,535	*	5,535	—	*
MSP Beckley LLC(131)	559,322	*	559,322	—	*
Negev Capital Fund One L.P.(132)	658,026	*	658,026	—	*
NETHERHALL INVESTMENTS PTY LTD AS TRUSTEE FOR THE D & A BARNAO FAMILY TRUST(133)	52,115	*	52,115	—	*

	Beneficial Ownership Prior to this Prospectus Supplement		Maximum Number of Common Shares Subject to Resale Pursuant to this Prospectus Supplement	Beneficial Ownership After Resale of All Common Shares Subject to Resale Pursuant to this Prospectus Supplement§
Selling Securityholders	Number	%	Number	Number	%
Newtyn Partners LP(134)	1,442,481	*	1,442,481	—	*
Newtyn TE Partners LP(135)	933,117	*	933,117	—	*
Nick Davis(136)	23,244	*	23,244	—	*
Neiloufar Family(137)	221,794	*	208,075	13,719	*
Noetic Psychedelic Fund LP(138)	1,249,092	*	1,249,092	—	*
Noetic Psychedelic Fund US LP(139)	950,530	*	950,530	—	*
NuPharmAdvise LLC(140)	35,889	*	35,889	—	*
Ocama LP(141)	493,519	*	493,519	—	*
Oliver Cox(142)	44,582	*	17,433	27,149	*
Oliver Cox Ltd(143)	27,149	*	27,149	—	*
OV BP Limited(144)	745,777	*	745,777	—	*
OV BP Series B Limited(145)	552,741	*	552,741	—	*
Pacific Premier Trust A/C 080000030678(146)	5,142	*	5,142		*
Panoramic Venture Partners LLC(147)	15,289	*	15,289	—	*
Patricia Saputo(148)	39,086	*	39,086	—	*
Patricia Wellde(149)	329,568	*	329,568	—	*
Patrick John Stephen Vernon(150)	799,723	*	799,723	—	*
Patrick Wheen(151)	85,990	*	85,990	—	*
Paul Gustav Josef Alexander Simon(152)	26,887	*	26,887	—	*
Peter Schuyler Hendricks(153)	33,347	*	33,347	—	*
Peter Lee(154)	1,990	*	1,990	—	*
Peter-Paul Wünscher(155)	32,901	*	32,901	—	*
Pinz Family LLC(156)	95,002	*	95,002	—	*
Ponies and Rainbows LLC(157)	23,599	*	23,599	—	*
PowerOne Capital Corp(158)	524,713	*	524,713	—	*
Quadrangle Nominees Limited(159)	39,086	*	39,086	—	*
Rachael Cox(160)	17,433	*	17,433	—	*
Rachel Zeitlin(161)	24,675	*	24,675		*
Raj Narayanaswamy(162)	234,521	*	234,521	—	*
Ram Sundaram(163)	81,972	*	81,972	—	*
Receptor One LP(164)	30,581	*	30,581	—	*
Renee Runnalls(165)	87,623	*	87,623	—	*
Richard Aseme(166)	15,634	*	15,634	—	*
Richard Reed(167)	350,110	*	350,110	—	*
Rizwan Ahmed(168)	9,541	*	9,541	—	*
Robert O’Donoghue(169)	23,244	*	23,244	—	*
Robin Lester Carhart-Harris(170)	58,630	*	58,630	—	*
Rock Feilding Mellen(171)	5,535,025	1.52%	5,522,501	12,524	*
Ryan Bridges(172)	138,642	*	132,992	5,650	*
Ryan Kohn(173)	19,741	*	19,741	—	*
Ryan Walsh(174)	49,268	*	49,268	—	*
Sajor Capital Investments LLC(175)	31,033	*	31,033	—	*
Sarah Calascione(176)	48,957	*	48,957	—	*
Sausilito Ltd(177)	26,057	*	26,057	—	*
Scion Clan Trust(178)	16,450	*	16,450	—	*
SCM Investment LP(179)	32,901	*	32,901	—	*
Scott Worrich(180)	89,995	*	89,995	—	*
Selkogen EOOD(181)	219,802	*	219,802	—	*
Seth Morrison(182)	46,489	*	46,489	—	*
Seth Tabatznik(183)	156,346	*	156,346	—	*

	Beneficial Ownership Prior to this Prospectus Supplement		Maximum Number of Common Shares Subject to Resale Pursuant to this Prospectus Supplement	Beneficial Ownership After Resale of All Common Shares Subject to Resale Pursuant to this Prospectus Supplement§
Selling Securityholders	Number	%	Number	Number	%
Shelly Baldwin(184)	7,326	*	7,326	—	*
Shlomo Noy(185)	16,450	*	16,450	—	*
Silver Spike Sponsor II, LLC(186)	520,391	*	520,391	—	*
Simon Franks(187)	109,442	*	109,442	—	*
Steven Martin(188)	34,866	*	34,866	—	*
Steven Ricciardi(189)	32,052	*	32,052	—	*
Stewart Halperin(190)	109,442	*	109,442	—	*
Tatewari Ltd(191)	498,101	*	498,101	—	*
The DiCapo Family Trust(192)	1,396,335	*	1,396,335	—	*
The Estate of J Barry Rotenberg(193)	16,450	*	16,450	—	*
The Shining Rock Foundation(194)	76,447	*	76,447	—	*
Theresa Louise Tribble(195)	15,724	*	15,724	—	*
Thomas Joshua Stratford Dugdale(196)	156,346	*	156,346	—	*
Thomas C. Swift(197)	15,724	*	15,724	—	*
Tim Haines(198)	1,036,556	*	1,036,556	—	*
Timothy Glyn Mason(199)	1,764,635	*	1,302,891	461,744	*
Timothy Sullivan(200)	15,289	*	15,289	—	*
Toby Chapman(201)	46,489	*	46,489	—	*
Todd Cohen(202)	305,802	*	305,802	—	*
Toro Consulting Ltd(203)	83,279	*	83,279	—	*
Transliminal LLC(204)	64,171	*	64,171	—	*
UK FF Nominees Limited(205)	1,443,225	*	1,443,225	—	*
Uri Fruchtman(206)	191,695	*	191,695		*
Vanessa Moore(207)	9,297	*	9,297	—	*
Venning Thane Stenner(208)	243,902	*	243,902	—	*
Vice Capital LLC(209)	1,193,119	*	1,193,119	—	*
Vinsco PTY Ltd atf the Vinsco Investment Trust(210)	23,452	*	23,452	—	*
Warren Taylor(211)	23,244	*	23,244	—	*
What If Ventures Beckley 2021 a Series of CGF2021 LLC(212)	609,079	*	609,079	—	*
William M Roberts(213)	329,317	*	329,317	—	*
Wood Capital Ltd(214)	3,126,951	*	3,126,951	—	*
Woven Labs LLC(215)	1,489,115	*	1,489,115	—	*
Xtra Gold Resources Corp.(216)	60,278	*	60,278	—	*
Xuan Karen Fang(217)	40,931	*	40,931	—	*
ZSP Capital LLC(218)	56,284	*	56,284	—	*
Zvi Firon Law Company(219)	16,450	*	16,450	—	*
Falkora Investments Europe Limited(220)	111,746	*	111,746	—	*
Anthony Byrne(221)	6,580	*	6,580	—	*
Wealth And Tax Group Limited(222)	9,870	*	9,870	—	*
Octavius & Joanne Black(223)	39,086	*	39,086	—	*
Kelly Rayburn(224)	5,535	*	5,535	—	*
Christian Af Jochnick(225)	977,168	*	977,168	—	*

*	Represents beneficial ownership of less than 1% of our outstanding common shares as of the date of this prospectus supplement.
§
Where applicable, this column may reflect common shares beneficially owned by a selling securityholder that are registered for resale pursuant to this prospectus supplement on behalf of a different selling securityholder, who is the record holder of such common shares.

(1)	Consists of 9,870 common shares received by such selling securityholder in connection with the SPA.
(2)	Consists of 41,639 common shares received by such selling securityholder in connection with the SPA.
(3)	Consists of 136,227 common shares received by such selling securityholder in connection with the SPA.

(4)	Consists of 414,294 common shares received by such selling securityholder in connection with the SPA.
(5)	Consists of 16,450 common shares received by such selling securityholder in connection with the SPA.
(6)	Consists of 99,378 common shares received by such selling securityholder in connection with the SPA.
(7)
Consists of (i) 1,645,064 common shares received by such selling securityholder in connection with the SPA and (ii) 5,434,782 common shares otherwise held by such selling securityholder. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners LP (“Adage”), and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(8)	Consists of 149,108 common shares received by such selling securityholder in connection with the SPA.
(9)	Consists of 24,675 common shares received by such selling securityholder in connection with the SPA.
(10)	Consists of 5,433common shares received by such selling securityholder in connection with the SPA.
(11)	Consists of 116,224 common shares received by such selling securityholder in connection with the SPA.
(12)	Consists of 18,331 common shares received by such selling securityholder in connection with the SPA.
(13)	Consists of 32,901 common shares received by such selling securityholder in connection with the SPA.
(14)	Consists of 466 common shares received by such selling securityholder in connection with the SPA.
(15)	Consists of 384 common shares received by such selling securityholder in connection with the SPA.
(16)
Based solely on the Schedule 13D/A jointly filed with the SEC on October 20, 2025 by Apeiron Investment Group Ltd. (“Apeiron”), Apeiron Presight Capital Fund II, L.P. (“Presight II”), Presight Capital Management I, L.L.C. (“Presight Management”), Fabien Hansen and Christian Angermayer. As of October 20, 2025, Apeiron and Mr. Angermayer reported shared voting and dispositive power over 55,211,716 common shares, and Presight II and Fabian Hansen reported shared voting and dispositive power over 1,799,302 common shares. Presight II is the record holder of 1,799,302 common shares. Apeiron and Mr. Hansen are the managing members of Presight Management, which is the general partner of Presight II. As a result, each of Apeiron, Mr. Hansen and Presight Management may be deemed to share beneficial ownership of the securities held by Presight II. Apeiron is the record holder of 53,412,414 Ordinary Shares which includes 2,367,200 Ordinary Shares issued to Apeiron upon the conversion of the previously disclosed convertible promissory notes. Mr. Angermayer is the majority shareholder of Apeiron and may be deemed to share beneficial ownership of the securities beneficially owned by Apeiron. In addition, Mr. Angermayer may be deemed to beneficially own 1,339,663 common shares underlying stock options that are currently vested and exercisable as of the date of this prospectus supplement. The principal business address for Apeiron, and Mr. Angermayer is 66 & 67, Amery Street, SLM1707, Sliema, Malta. The principal business address for Presight II, Presight Management and Mr. Hansen is 440 N Barranca Ave #3391 Covina, California 91723.

(17)	Consists of 312,695 common shares received by such selling securityholder in connection with the SPA.
(18)	Consists of 658,026 common shares received by such selling securityholder in connection with the SPA.
(19)	Consists of 16,450 common shares received by such selling securityholder in connection with the SPA.
(20)	Consists of 305,802 common shares received by such selling securityholder in connection with the SPA.
(21)	Consists of 244,292 common shares received by such selling securityholder in connection with the SPA.
(22)
Consists of 77,922 common shares received by such selling securityholder in connection with the SPA. Greg Kubin is the Fund Lead of, and may be deemed the beneficial owner of the securities held by, BEC Fund I a series of Psychedelic Medicine SPV LP, and disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(23)	Consists of 23,244 common shares received by such selling securityholder in connection with the SPA.
(24)	Consists of 23,244 common shares received by such selling securityholder in connection with the SPA.
(25)	Consists of 7,861 common shares received by such selling securityholder in connection with the SPA.
(26)	Consists of 2,268,875 common shares received by such selling securityholder in connection with the SPA.
(27)	Consists of 32,901 common shares received by such selling securityholder in connection with the SPA.
(28)
Consists of 62,538 common shares received by such selling securityholder in connection with the SPA. Stephen Ainsworth, Michael McKay, Anna Grat, Debra Smith, John Martin and Margaret Boucher are Directors of BWCI Pension Trustees Limited as Trustee of the Deferred Retirement Annuity Trust Scheme ref a/c 1123/055 and each such person and may be deemed the beneficial owner of such shares and disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.

(29)	Consists of 8,225 common shares received by such selling securityholder in connection with the SPA.
(30)	Consists of 195,433 common shares received by such selling securityholder in connection with the SPA.
(31)	Consists of 126,380 common shares received by such selling securityholder in connection with the SPA.
(32)	Consists of 456,011 common shares received by such selling securityholder in connection with the SPA.
(33)	Consists of 46,489 common shares received by such selling securityholder in connection with the SPA.
(34)	Consists of 526,420 common shares received by such selling securityholder in connection with the SPA.
(35)
Consists of 32,901 common shares received by such selling securityholder in connection with the SPA. Cory Levi is a Director of, and may be deemed the beneficial owner of securities held by, CORLEV Holdings Inc. and disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(36)
Consists of 6,967,861 common shares received by such selling securityholder in connection with the SPA. Cosmo Feilding-Mellen is an Executor of the Estate of Amanda Feilding and may be deemed the beneficial owner of the securities owned by such entity and included elsewhere herein. Cosmo Feilding-Mellen is a director of Atai Beckley N.V.

(37)	Consists of 32,572 common shares received by such selling securityholder in connection with the SPA.
(38)	Consists of 41,640 common shares received by such selling securityholder in connection with the SPA.
(39)	Consists of 65,802 common shares received by such selling securityholder in connection with the SPA.

(40)	Consists of 51,191 common shares received by such selling securityholder in connection with the SPA.
(41)	Consists of 76,991 common shares received by such selling securityholder in connection with the SPA.
(42)	Consists of 23,244 common shares received by such selling securityholder in connection with the SPA.
(43)	Consists of 658,026 common shares received by such selling securityholder in connection with the SPA.
(44)	Consists of 23,452 common shares received by such selling securityholder in connection with the SPA.
(45)	Consists of 155,634 common shares received by such selling securityholder in connection with the SPA.
(46)	Consists of 204,067 common shares received by such selling securityholder in connection with the SPA.
(47)	Consists of 115,154 common shares received by such selling securityholder in connection with the SPA.
(48)	Consists of 40,986 common shares received by such selling securityholder in connection with the SPA.
(49)	Consists of 31,269 common shares received by such selling securityholder in connection with the SPA.
(50)	Consists of 7,861 common shares received by such selling securityholder in connection with the SPA.
(51)	Consists of 41,127 common shares received by such selling securityholder in connection with the SPA.
(52)	Consists of 5,535 common shares received by such selling securityholder in connection with the SPA.
(53)
Consists of (i) 325,722 common shares received by such selling securityholder in connection with the SPA and (ii) 10,019 common shares otherwise held by such selling securityholder. Rock Feilding-Mellen and Cosmo Feilding-Mellen are each Executors of the Estate of Amanda Feilding and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(54)
Consists of 18,359 common shares received by such selling securityholder in connection with the SPA. Feriha Berrak Selek is the owner of Selkogen EOOD, a sole owned limited liability company organized under the laws of Bulgaria. Selkogen EOOD received 219,802 common shares in connection with the SPA.

(55)	Consists of 93,808 common shares received by such selling securityholder in connection with the SPA.
(56)
Consists of 74,698 common shares received by such selling securityholder in connection with the SPA. Anthony Matthew Chow is the beneficiary of First Asia-Pacific Retirement Fund- AM Chow Sub Fund and may be deemed the beneficial owner of such shares, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(57)	Consists of 20,563 common shares received by such selling securityholder in connection with the SPA.
(58)
Consists of 61,689 common shares received by such selling securityholder in connection with the SPA. Jose Marin and Fabrice Grinda are each Directors of FJ Labs LLC and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(59)	Consists of 156,346 common shares received by such selling securityholder in connection with the SPA.
(60)
Consists of 2,109,745 common shares received by such selling securityholder in connection with the SPA. Denham Eke is the Director of Galloway Limited and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. Denham Eke is also a Director of Mediq Ventures Limited, a limited company organized under the laws of the British Virgin Islands. Mediq Ventures Limited received 3,518,444 in connection with the SPA.

(61)	Consists of 54,769 common shares received by such selling securityholder in connection with the SPA.
(62)	Consists of 39,086 common shares received by such selling securityholder in connection with the SPA.
(63)	Consists of 102,472 common shares received by such selling securityholder in connection with the SPA.
(64)	Consists of 49,774 common shares received by such selling securityholder in connection with the SPA.
(65)	Consists of 48,957 common shares received by such selling securityholder in connection with the SPA.
(66)	Consists of 947,429 common shares received by such selling securityholder in connection with the SPA.
(67)	Consists of 32,901 common shares received by such selling securityholder in connection with the SPA.
(68)
Consists of 329,012 common shares received by such selling securityholder in connection with the SPA. James M. Walton and Azita Ardakani are each Managers of Harvest Moon Holdings LLC and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(69)	Consists of 9,800 common shares received by such selling securityholder in connection with the SPA.
(70)	Consists of 3,632 common shares received by such selling securityholder in connection with the SPA.
(71)	Consists of (i) 2,905 common shares received by such selling securityholder in connection with the SPA and (ii) 3,011 common shares otherwise held by such selling securityholder.
(72)	Consists of 27,893 common shares received by such selling securityholder in connection with the SPA.
(73)	Consists of 130,289 common shares received by such selling securityholder in connection with the SPA.
(74)	Consists of 49,352 common shares received by such selling securityholder in connection with the SPA.
(75)	Consists of 65,802 common shares received by such selling securityholder in connection with the SPA.
(76)	Consists of 2,850,966 common shares received by such selling securityholder in connection with the SPA.
(77)	Consists of 2,983,112 common shares received by such selling securityholder in connection with the SPA.
(78)	Consists of 8,389,828 common shares received by such selling securityholder in connection with the SPA.
(79)	Consists of 329,012 common shares received by such selling securityholder in connection with the SPA.
(80)	Consists of 219,968 common shares received by such selling securityholder in connection with the SPA.
(81)	Consists of 2,174 common shares received by such selling securityholder in connection with the SPA.
(82)	Consists of 32,901 common shares received by such selling securityholder in connection with the SPA.
(83)	Consists of 49,352 common shares received by such selling securityholder in connection with the SPA.

(84)	Consists of 15,289 common shares received by such selling securityholder in connection with the SPA.
(85)	Consists of 85,990 common shares received by such selling securityholder in connection with the SPA.
(86)	Consists of 54,721 common shares received by such selling securityholder in connection with the SPA.
(87)	Consists of 30,573 common shares received by such selling securityholder in connection with the SPA.
(88)	Consists of (i) 265,505 common shares received by such selling securityholder in connection with the SPA and (ii) 4,393 common shares otherwise held by such selling securityholder.
(89)	Consists of 15,289 common shares received by such selling securityholder in connection with the SPA.
(90)	Consists of 49,509 common shares received by such selling securityholder in connection with the SPA.
(91)	Consists of 22,110 common shares received by such selling securityholder in connection with the SPA.
(92)	Consists of 253,339 common shares received by such selling securityholder in connection with the SPA.
(93)	Consists of 352,124 common shares received by such selling securityholder in connection with the SPA.
(94)	Consists of 15,724 common shares received by such selling securityholder in connection with the SPA.
(95)	Consists of 73,483 common shares received by such selling securityholder in connection with the SPA.
(96)	Consists of 262,664 common shares received by such selling securityholder in connection with the SPA.
(97)	Consists of 325,722 common shares received by such selling securityholder in connection with the SPA.
(98)	Consists of 82,252 common shares received by such selling securityholder in connection with the SPA.
(99)	Consists of 65,144 common shares received by such selling securityholder in connection with the SPA.
(100)	Consists of 37,641 common shares received by such selling securityholder in connection with the SPA.
(101)	Consists of (i) 757,678 common shares received by such selling securityholder in connection with the SPA and (ii) 421,040 common shares otherwise held by such selling securityholder.
(102)	Consists of 5,535 common shares received by such selling securityholder in connection with the SPA.
(103)	Consists of 82,252 common shares received by such selling securityholder in connection with the SPA.
(104)	Consists of 23,452 common shares received by such selling securityholder in connection with the SPA.
(105)	Consists of 41,640 common shares received by such selling securityholder in connection with the SPA.
(106)	Consists of 7,750 common shares received by such selling securityholder in connection with the SPA.
(107)	Consists of 51,131 common shares received by such selling securityholder in connection with the SPA.
(108)	Consists of 7,861 common shares received by such selling securityholder in connection with the SPA.
(109)	Consists of 140,712 common shares received by such selling securityholder in connection with the SPA.
(110)
Consists of 105,302 common shares received by such selling securityholder in connection with the SPA. Mark Moran is Trustee of EEMO 2021 Grant. EEMO 2021 Grant received 58,187 common shares in connection with the SPA. Mark Moran is married to Melissa Moran. Melissa Moran is Trustee of The 21 Spousal GRAT. The 21 Spousal GRAT received 58,187 common shares in connection with the SPA. Mark and Melissa Moran may act together in acquiring, holding or disposing of securities of the Company.

(111)
Consists of 58,187 common shares received by such selling securityholder in connection with the SPA. Mark Moran is Trustee of EEMO 2021 Grant. Mark Moran received 105,302 common shares in connection with the SPA. Mark Moran is married to Melissa Moran. Melissa Moran is Trustee of The 21 Spousal GRAT. The 21 Spousal GRAT received 58,187 common shares in connection with the SPA. Mark and Melissa Moran may act together in acquiring, holding or disposing of securities of the Company. Mark Moran, as Trustee of EEMO 2021 Grant, may be deemed the beneficial owner of such shares, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(112)	Consists of 1,824,047 common shares received by such selling securityholder in connection with the SPA.
(113)	Consists of 92,979 common shares received by such selling securityholder in connection with the SPA.
(114)	Consists of 23,244 common shares received by such selling securityholder in connection with the SPA.
(115)	Consists of 3,631 common shares received by such selling securityholder in connection with the SPA.
(116)	Consists of 130,289 common shares received by such selling securityholder in connection with the SPA.
(117)
Consists of 3,518,444 common shares received by such selling securityholder in connection with the SPA. Denham Eke is a Director of Mediq Ventures Limited and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. Denham Eke is also a Director of Galloway Limited, a limited company organized under the laws of the British Virgin Islands. Galloway Limited received 2,109,745 in connection with the SPA.

(118)	Consists of 23,244 common shares received by such selling securityholder in connection with the SPA.
(119)	Consists of 7,263 common shares received by such selling securityholder in connection with the SPA.
(120)
Consists of 58,187 common shares received by such selling securityholder in connection with the SPA. Melissa Moran is the Trustee of The 21 Spousal GRAT. Melissa Moran is married to Mark Moran. Mark Moran is Trustee of EEMO 2021 Grant. EEMO 2021 Grant received 58,187 common shares in connection with the SPA and Mark Moran received 105,302 common shares in connection with the SPA. Mark and Melissa Moran may act together in acquiring, holding or disposing of securities of the Company.

(121)	Consists of 19,543 common shares received by such selling securityholder in connection with the SPA.
(122)	Consists of 30,573 common shares received by such selling securityholder in connection with the SPA.
(123)	Consists of 109,442 common shares received by such selling securityholder in connection with the SPA.
(124)	Consists of (i) 1,302,891 common shares received by such selling securityholder in connection with the SPA and (ii) 498,388 common shares otherwise held by such selling securityholder.
(125)	Consists of 181,839 common shares received by such selling securityholder in connection with the SPA.

(126)	Consists of 13,947 common shares received by such selling securityholder in connection with the SPA.
(127)
Consists of 211,214 common shares received by such selling securityholder in connection with the SPA. Jeffrey A. Morse is the Trustee of, and may be deemed the beneficial owner of securities held by, MMRAAB Management Trust and disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(128)	Consists of 394,947 common shares received by such selling securityholder in connection with the SPA.
(129)	Consists of 542,439 common shares received by such selling securityholder in connection with the SPA.
(130)	Consists of 5,535 common shares received by such selling securityholder in connection with the SPA.
(131)	Consists of 559,322 common shares received by such selling securityholder in connection with the SPA.
(132)
Consists of 658,026 common shares received by such selling securityholder in connection with the SPA. Vadim Uzberg and Stuart Seidman are each Directors of Negev Capital Fund One L.P. and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(133)	Consists of 52,115 common shares received by such selling securityholder in connection with the SPA.
(134)
Consists of 1,442,481 common shares received by such selling securityholder in connection with the SPA. Noah G Levy is the Managing Member of Newtyn Management, LLC, the investment manager of Newtyn Partners LP, and as such, may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(135)
Consists of 933,117 common shares received by such selling securityholder in connection with the SPA. Noah G Levy is the Managing Member of Newtyn Management, LLC, the investment manager of Newtyn TE Partners LP, and as such, may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(136)	Consists of 23,244 common shares received by such selling securityholder in connection with the SPA.
(137)	Consists of (i) 208,075 common shares received by such selling securityholder in connection with the SPA and (ii) 13,719 common shares otherwise held by such selling securityholder.
(138)	Consists of 1,249,092 common shares received by such selling securityholder in connection with the SPA.
(139)	Consists of 950,530 common shares received by such selling securityholder in connection with the SPA.
(140)	Consists of 35,889 common shares received by such selling securityholder in connection with the SPA.
(141)	Consists of 493,519 common shares received by such selling securityholder in connection with the SPA.
(142)
Consists of 17,433 common shares received by such selling securityholder in connection with the SPA. Oliver Cox is a Director of Oliver Cox Ltd. Oliver Cox Ltd. is a limited company organized under the laws of the United Kingdom. Oliver Cox Ltd. received 27,149 common shares in connection with the SPA. Oliver Cox is married to Rachael Cox. Rachael Cox received 17,433 common shares in connection with the SPA.

(143)
Consists of 27,149 common shares received by such selling securityholder in connection with the SPA. Oliver Cox is a Director of Oliver Cox Ltd. Oliver Cox received 17,433 common shares in connection with the SPA. Oliver Cox is married to Rachael Cox. Rachael Cox received 17,433 common shares in connection with the SPA.

(144)
Consists of 745,777 common shares received by such selling securityholder in connection with the SPA. Abdulaziz Shikh Al Sagha and Mohamed Amir A Abughazaleh are each Directors of OV BP Limited and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. Abdulaziz Shikh Al Sagha and Mohamed Amir A Abughazaleh are each also Directors of OV BP Series B Limited. OV BP Series B Limited received 552,741 common shares in connection with the SPA.

(145)
Consists of 552,741 common shares received by such selling securityholder in connection with the SPA. Abdulaziz Shikh Al Sagha and Mohamed Amir A Abughazaleh are each Directors of OV BP Series B Limited and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. Abdulaziz Shikh Al Sagha and Mohamed Amir A Abughazaleh are each also Directors of OV BP Limited. OV BP Limited received 745,777 common shares in connection with the SPA.

(146)	Consists of 5,142 common shares received by such selling securityholder in connection with the SPA.
(147)	Consists of 15,289 common shares received by such selling securityholder in connection with the SPA.
(148)	Consists of 39,086 common shares received by such selling securityholder in connection with the SPA.
(149)	Consists of 329,568 common shares received by such selling securityholder in connection with the SPA.
(150)	Consists of 799,723 common shares received by such selling securityholder in connection with the SPA.
(151)	Consists of 85,990 common shares received by such selling securityholder in connection with the SPA.
(152)	Consists of 26,887 common shares received by such selling securityholder in connection with the SPA.
(153)	Consists of 33,347 common shares received by such selling securityholder in connection with the SPA.
(154)	Consists of 1,990 common shares received by such selling securityholder in connection with the SPA.
(155)	Consists of 32,901 common shares received by such selling securityholder in connection with the SPA.
(156)
Consists of 95,002 common shares received by such selling securityholder in connection with the SPA. Matthew Pinz is the Managing Member of Pinz Family LLC. Matthew Pinz is also the Managing Member of ZSP Capital LLC. ZSP Capital LLC received 56,284 common shares in connection with the SPA.

(157)
Consists of 23,599 common shares received by such selling securityholder in connection with the SPA. Graham Gerlach and Derek Scarth are each Managing Members of Ponies and Rainbows LLC and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(158)	Consists of 524,713 common shares received by such selling securityholder in connection with the SPA.
(159)	Consists of 39,086 common shares received by such selling securityholder in connection with the SPA.
(160)
Consists of 17,433 common shares received by such selling securityholder in connection with the SPA. Rachael Cox is married to Oliver Cox. Oliver Cox received 17,433 common shares in connection with the SPA.

(161)	Consists of 24,675 common shares received by such selling securityholder in connection with the SPA.
(162)	Consists of 234,521 common shares received by such selling securityholder in connection with the SPA.
(163)	Consists of 81,972 common shares received by such selling securityholder in connection with the SPA.
(164)	Consists of 30,581 common shares received by such selling securityholder in connection with the SPA.
(165)	Consists of 87,623 common shares received by such selling securityholder in connection with the SPA.
(166)	Consists of 15,634 common shares received by such selling securityholder in connection with the SPA.
(167)	Consists of 350,110 common shares received by such selling securityholder in connection with the SPA.
(168)	Consists of 9,541 common shares received by such selling securityholder in connection with the SPA.
(169)	Consists of 23,244 common shares received by such selling securityholder in connection with the SPA.
(170)	Consists of 58,630 common shares received by such selling securityholder in connection with the SPA.
(171)	Consists of (i) 5,522,501 common shares received by such selling securityholder in connection with the SPA and (ii) 12,524 common shares otherwise held by such selling securityholder.
(172)	Consists of (i) 132,992 common shares received by such selling securityholder in connection with the SPA and (ii) 5,650 common shares otherwise held by such selling securityholder.
(173)	Consists of 19,741 common shares received by such selling securityholder in connection with the SPA.
(174)	Consists of 49,268 common shares received by such selling securityholder in connection with the SPA.
(175)	Consists of 31,033 common shares received by such selling securityholder in connection with the SPA.
(176)	Consists of 48,957 common shares received by such selling securityholder in connection with the SPA.
(177)
Consists of 26,057 common shares received by such selling securityholder in connection with the SPA. James Longshore is the CEO and Director of Sausilito Ltd. James Longshore is also the CEO and Director of Xtra-Gold Resources Corp. Xtra-Gold Resources Corp. received 60,278 common shares in connection with the SPA.

(178)
Consists of 16,450 common shares received by such selling securityholder in connection with the SPA. Michael Colwill is Trustee of Scion Clan Trust and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. Kathleen Pompura and Eliza Birdsall are each discretionary beneficiaries of Scion Clan Trust.

(179)	Consists of 32,901common shares received by such selling securityholder in connection with the SPA.
(180)	Consists of 89,995 common shares received by such selling securityholder in connection with the SPA.
(181)	Consists of 219,802 common shares received by such selling securityholder in connection with the SPA.
(182)	Consists of 46,489 common shares received by such selling securityholder in connection with the SPA.
(183)	Consists of 156,346 common shares received by such selling securityholder in connection with the SPA.
(184)	Consists of 7,326 common shares received by such selling securityholder in connection with the SPA.
(185)	Consists of 16,450 common shares received by such selling securityholder in connection with the SPA.
(186)
Consists of 520,391 common shares received by such selling securityholder in connection with the SPA. Dino Colonna and Scott Gordon are each Managers of Silver Spike Sponsor II, LLC and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(187)	Consists of 109,442 common shares received by such selling securityholder in connection with the SPA.
(188)	Consists of 34,866 common shares received by such selling securityholder in connection with the SPA.
(189)	Consists of 32,052 common shares received by such selling securityholder in connection with the SPA.
(190)	Consists of 109,442 common shares received by such selling securityholder in connection with the SPA.
(191)
Consists of 498,101 common shares received by such selling securityholder in connection with the SPA. Wilhelmus Adrianus Woestenburg is a Director of Tatewari Ltd and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(192)	Consists of 1,396,335 common shares received by such selling securityholder in connection with the SPA.
(193)	Consists of 16,450 common shares received by such selling securityholder in connection with the SPA.
(194)	Consists of 76,447 common shares received by such selling securityholder in connection with the SPA.
(195)	Consists of 15,724 common shares received by such selling securityholder in connection with the SPA.
(196)	Consists of 156,346 common shares received by such selling securityholder in connection with the SPA.
(197)	Consists of 15,724 common shares received by such selling securityholder in connection with the SPA.
(198)	Consists of 1,036,556 common shares received by such selling securityholder in connection with the SPA.
(199)	Consists of (i) 1,302,891 common shares received by such selling securityholder in connection with the SPA and (ii) 461,744 RSUs otherwise held by such selling securityholder.
(200)	Consists of 15,289 common shares received by such selling securityholder in connection with the SPA.
(201)	Consists of 46,489 common shares received by such selling securityholder in connection with the SPA.
(202)	Consists of 305,802 common shares received by such selling securityholder in connection with the SPA.
(203)
Consists of 83,279 common shares received by such selling securityholder in connection with the SPA. Jonathan Bixby is a Managing Partner of Toro Consulting Ltd and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(204)	Consists of 64,171 common shares received by such selling securityholder in connection with the SPA.
(205)	Consists of 1,443,225 common shares received by such selling securityholder in connection with the SPA.

(206)	Consists of 191,695 common shares received by such selling securityholder in connection with the SPA.
(207)	Consists of 9,297 common shares received by such selling securityholder in connection with the SPA.
(208)	Consists of 243,902 common shares received by such selling securityholder in connection with the SPA.
(209)
Consists of 1,193,119 common shares received by such selling securityholder in connection with the SPA. Michael Cam-Phung is a Manager of Vice Capital LLC and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(210)
Consists of 23,452 common shares received by such selling securityholder in connection with the SPA. Ross Simon is a Director of Vinsco PTY Ltd atf the Vinsco Investment Trust and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(211)	Consists of 23,244 common shares received by such selling securityholder in connection with the SPA.
(212)	Consists of 609,079 common shares received by such selling securityholder in connection with the SPA.
(213)	Consists of 329,317 common shares received by such selling securityholder in connection with the SPA.
(214)	Consists of 3,126,951 common shares received by such selling securityholder in connection with the SPA.
(215)
Consists of 1,489,115 common shares received by such selling securityholder in connection with the SPA. Nicholas von Christierson and Giles Hayward are each Directors of Woven Labs LLC and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(216)
Consists of 60,278 common shares received by such selling securityholder in connection with the SPA. James Longshore is the CEO and Director of Xtra-Gold Resources Corp. James Longshore is also the CEO and Director of Sausilito Ltd. Sausilito Ltd. received 26,057 common shares in connection with the SPA.

(217)	Consists of 40,931 common shares received by such selling securityholder in connection with the SPA.
(218)
Consists of 56,284 common shares received by such selling securityholder in connection with the SPA. Matthew Pinz is the Managing Member of ZSP Capital LLC. Matthew Pinz is also the Managing Member of Pinz Family LLC. Pinz Family LLC received 95,002 of common shares in connection with the SPA.

(219)	Consists of 16,450 common shares received by such selling securityholder in connection with the SPA.
(220)	Consists of 111,746 common shares received by such selling securityholder in connection with the SPA.
(221)	Consists of 6,580 common shares received by such selling securityholder in connection with the SPA.
(222)
Consists of 9,870 common shares received by such selling securityholder in connection with the SPA. Anthony Byrne is a Managing Director, and may be deemed the beneficial owner of securities held by, Wealth And Tax Group Limited and disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(223)	Consists of 39,086 common shares received by such selling securityholder in connection with the SPA.
(224)	Consists of 5,535 common shares received by such selling securityholder in connection with the SPA.
(225)	Consists of 977,168 common shares received by such selling securityholder in connection with the SPA.

PLAN OF DISTRIBUTION
The selling securityholders, including such selling securityholders’ respective donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest selling our common shares or interests in our common shares received after the date of this prospectus supplement from such selling securityholders as a gift, pledge, partnership distribution or other transfer other than through a public sale, may sell the offered securities from time to time, separately or together, covered by this prospectus supplement. Registration of the securities covered by this prospectus supplement does not mean, however, that those securities necessarily will be offered or sold. To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution.
The securities covered by this prospectus supplement may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including, but not limited to, the following:
•	on any national securities exchange on which our common shares may be listed at the time of sale, including the Nasdaq Global Market (including through “at-the-market” offerings);
•	in the over-the-counter market;
•	in privately negotiated transactions;
•	through broker-dealers, who may act as agents or principals;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	in a block trade in which a broker-dealer may attempt to sell a block of common shares as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;
•	through put or call option transactions relating to our common shares;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;
•	directly to one or more purchasers;
•	through agents;
•	through loans or pledges of our common shares, including to a broker-dealer or an affiliate thereof; or
•	through a combination of any of these methods of sale or by any other legally available means.
In effecting sales, brokers or dealers engaged the selling securityholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:
•	purchases of our common shares by a broker-dealer as principal and resales of our common shares by the broker-dealer for its account pursuant to this prospectus supplement;
•	ordinary brokerage transactions; or
•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.
To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution, and, if required, such amendment or supplement will set forth the aggregate amount of common shares covered by this prospectus supplement being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such amendment or supplement to this prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus supplement is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common shares covered by this prospectus supplement.
If the selling securityholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus supplement, the selling securityholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The selling securityholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in an amendment or supplement to this prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. To the extent required, the conditions to these contracts and the commission that the selling securityholders must pay for solicitation of these contracts will be described in an amendment or supplement to this prospectus supplement.
The selling securityholders may, from time to time, pledge or grant a security interest in some of the common shares owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such common shares, as applicable, from time to time, under this prospectus supplement, or under an amendment or supplement to this prospectus supplement. The selling securityholders also may transfer our common shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement.
In connection with the sale of common shares or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common shares in the course of hedging the positions they assume. The selling securityholders may also sell common shares short and deliver these securities to close out their short positions, or loan or pledge common shares to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the common shares offered by this prospectus supplement, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
In connection with the sale of the common shares covered by this prospectus supplement through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common shares for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any common shares will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by the accompanying prospectus to this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in the accompanying prospectus to this prospectus supplement, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using the accompanying prospectus to this prospectus supplement and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable amendment or supplement to this prospectus supplement.

Any underwriters, broker/dealers or agents participating in the distribution of common shares covered by this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act. A selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to the sale of the common shares covered by this prospectus supplement.
We and the selling securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.
Certain of the underwriters, broker/dealers or agents who may become involved in the sale of our common shares may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.
Some of the common shares covered by this prospectus supplement may be sold by selling securityholders in private transactions or under Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act rather than pursuant to this prospectus supplement.

LEGAL MATTERS
The validity of our common shares offered hereby and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V.
EXPERTS
The financial statements of ATAI Life Sciences N.V. incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The audited historical financial statements of Beckley Psytech Limited included in Exhibit 99.1 of ATAI Life Sciences N.V.’s Current Report on Form 8-K, dated September 29, 2025, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Beckley Psytech Limited’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

ATAI Life Sciences N.V.
Common Shares
Debt Securities
Warrants
Units
Common Shares Offered by the Selling Securityholders,
Including Up to 45,321,301 Common Shares Offered by the Selling Securityholders Named Herein

We may offer and sell the securities identified above, and certain selling securityholders may offer and sell our common shares, nominal value €0.10 per share (“common shares”) (including up to 45,321,301 common shares by the selling securityholders identified in the “selling securityholders” section of this prospectus), in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common shares by any of the selling securityholders.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell our common shares from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves risks. See the “Risk Factors” on page 8 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
Our common shares are listed on the Nasdaq Global Market under the symbol “ATAI.” On September 26, 2025, the last reported sale price of our common shares on the Nasdaq Global Market was $5.27 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 29, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and the selling securityholders identified herein, including, if applicable, their respective donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest who after the date of this prospectus come to hold any of the interests of any of such selling securityholders’ respective interests in our common shares other than through a public sale, and to be identified in a supplement to this prospectus may, from time to time, sell our common shares, including up to 45,321,301 common shares by the selling securityholders identified in the “selling securityholders” section of this prospectus, from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless the context otherwise requires, all references in this prospectus to “atai,” “we,” “our,” “us” or the “Company,” refer to ATAI Life Sciences N.V. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus other than statements of historical fact are forward-looking statements, including without limitation statements regarding our future operating results and financial position; the success, cost, and timing of development of our product candidates, including the progress of preclinical studies and clinical trials and related milestones; the commercialization of our current product candidates and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue; the timing of and our ability to obtain and maintain regulatory approvals; our business strategy and plans, including the benefits of our corporate restructuring and our pending corporate redomiciliation to the U.S.; potential acquisitions, partnerships and other strategic arrangements, including our pending transaction with Beckley Psytech Limited (“Beckley Psytech”); the ability to generate revenue from any current or future licensing agreements and other strategic arrangements, the sufficiency of our cash and cash equivalents and short-term securities to fund our operations; and the plans and objectives of management for future operations and capital expenditures. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are neither promises nor guarantees, and are subject to a number of important factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements, including without limitation: we are a clinical-stage biopharmaceutical company and have incurred significant losses since our inception, and we expect to incur losses for the foreseeable future and may never be profitable; if we are unable to obtain funding when needed and on acceptable terms, we could be forced to delay, limit or discontinue our product candidate development efforts; our limited operating history may make it difficult for you to evaluate the success of our business and to assess our future viability; risks related to the proposed transaction with Beckley Psytech; we rely on third parties to assist in conducting our clinical trials and some aspects of our research and preclinical testing; we currently rely on qualified therapists working at third-party clinical trial sites to administer certain of our product candidates in our clinical trials and we expect this to continue upon approval, if any, of our current or future product candidates, and if third-party sites fail to recruit and retain a sufficient number of therapists or effectively manage their therapists, our business, financial condition and results of operations would be materially harmed; our product candidates are in preclinical or clinical development, which is a lengthy and expensive process with uncertain outcomes, and we cannot give any assurance that any of our product candidates will be successfully developed and/or receive regulatory approval, which is necessary before they can be commercialized; research and development of drugs targeting the central nervous system, or CNS, is particularly difficult, and it can be difficult to predict and understand why a drug has a positive effect on some patients but not others, which may reduce the likelihood our product candidates are ultimately approved and therefore may have a material adverse effect on our business and operating results; the production and sale of our product candidates may be considered illegal or may otherwise be restricted due to the use of controlled substances, which may also have consequences for the legality of investments from foreign jurisdictions and therefore we may not be successful in commercializing our product candidates in such jurisdictions, which will adversely affect our business, financial condition and results of operations; we face significant competition in an environment of rapid technological and scientific change, and there is a possibility that our competitors may achieve regulatory approval before we do or develop therapies that are safer, more advanced or more effective than ours, which may negatively impact our ability to successfully market or commercialize any product candidates we may develop and ultimately harm our financial condition; if we are unable to obtain and maintain sufficient intellectual property protection for our existing product candidates or any other product candidates that we may identify, or if the scope of the intellectual property protection we currently have or obtain in the future is not sufficiently broad, our competitors could develop and commercialize product candidates similar or identical to ours, and our ability to successfully commercialize our existing product candidates and any other product candidates that we may pursue may be impaired; third parties may claim that we are infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and may prevent or delay our development and commercialization efforts; our future success depends on our ability to retain key employees, directors, consultants and advisors and to attract, retain and motivate qualified personnel; if we fail to maintain an effective system of disclosure controls and internal control over financial reporting our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired; our business is subject to economic, political, regulatory and other risks associated with international operations; a pandemic, epidemic, or outbreak of an infectious disease, such as the COVID-19 pandemic, may materially and adversely affect our business, including our preclinical studies, clinical trials, trial sites, third parties on whom we rely, our supply chain, our ability to raise capital, our ability to conduct regular business and our financial results, and other risks, uncertainties, and assumptions described under “Risk Factors” in Item 1A of Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of Part II and elsewhere in our Form 10-K for the year ended December 31, 2024, as further updated in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 of our Form 10-Q for the quarterly period ended June 30, 2025, and in our subsequent filings with the SEC.
Any forward-looking statements made herein speak only as of the date of this prospectus, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or revised expectations.

TRADEMARKS
We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.
Our website address is https://atai.com. The information contained on, or that can be accessed from, our website is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, but excluding any information furnished to, rather than filed with, the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025.
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025, filed with the SEC on May 14, 2025 and on August 14, 2025, respectively.
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Our Current Reports on Form 8-K filed with the SEC on January 10, 2025, January 24, 2025, February 13, 2025, April 30, 2025, May 8, 2025, May 21, 2025, June 2, 2025, July 1, 2025, September 23, 2025 and September 29, 2025.

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The description of our Share Capital contained in our Registration Statement on Form 8-A, filed with the SEC on June 14, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Attention: Secretary
ATAI Life Sciences N.V.
Prof. J.H. Bavincklaan 7
1183 AT Amstelveen
The Netherlands
+31 20 793 2536
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
We are a clinical-stage biopharmaceutical company on a mission to develop highly effective mental health treatments to transform patient outcomes. Founded in 2018, atai emerged from the urgent need for better mental health solutions for patients who are under-served by current treatment options. We are advancing a pipeline of product candidates designed to address the complex nature of mental health disorders. We believe that these investigational compounds have the potential to become rapid-acting, durable, and commercially scalable therapies for mental health patients in need of new treatment options.
Mental health disorders are highly prevalent and estimated to affect more than one billion people globally. The economic burden of these disorders is substantial and growing rapidly. Between 2009 and 2019, spending on mental health care in the United States increased by more than 50%, reaching $225 billion, and a Lancet Commission report estimates that the global economic cost will reach $16 trillion by 2030. While current treatments, such as selective serotonin reuptake inhibitors and serotonin-norepinephrine reuptake inhibitors are well established and effective for certain patients, approximately 65% of patients do not achieve remission of their symptoms after up to four antidepressant treatment trials, translating to a significant unmet medical need.
Corporate Information
The statutory seat of ATAI Life Sciences N.V. is in Amsterdam, the Netherlands. Our office address and our principal executive office is located at Prof. J.H. Bavincklaan 7, 1183 AT Amstelveen, the Netherlands, and our telephone number is +31 20 793 2536. Our website address is https://atai.com. The information contained on, or that can be accessed from, our website does not form part of this document. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the Securities and Exchange Commission.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. For more information about our SEC filings, please see “Where You Can Find More Information; Incorporation by Reference.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common shares being offered by any of the selling securityholders.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following description of our share capital, certain material provisions of our articles of association and relevant portions of Dutch law is not complete and may not contain all the information you should consider before investing in our share capital. This description is summarized from, and qualified in its entirety by reference to, our articles of association, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” This summary does not constitute legal advice regarding those matters and should not be regarded as such.
General
We are a Dutch a public company (naamloze vennootschap). Our corporate affairs are governed by the provisions of our articles of association, our corporate governance guidelines, our other internal rules, regulations and policies, as amended and restated from time to time, and by the provisions of applicable Dutch law. As provided in our articles of association, subject to Dutch law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction consistent with the objects specified in our articles of association, and, for such purposes, full rights, powers and privileges.
Share Capital
Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association. An amendment of our articles of association would require a resolution of the general meeting upon proposal by our board of directors. As of June 30, 2025, our authorized share capital amounted to €75,000,000, consisting of 750,000,000 shares, each with a nominal value of €0.10.
Common Shares
The following summarizes the main rights of holders of our common shares:
•	each holder of common shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of directors;
•	there are no cumulative voting rights;
•	the holders of our common shares are entitled to dividends and other distributions as may be declared from time to time by us out of funds legally available for that purpose, if any;
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upon our liquidation and dissolution, the holders of common shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities; and

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the holders of our ordinary shares have pre-emption rights in case of share issuances or the grant of rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and our articles of association.

Shareholders’ Register
Pursuant to Dutch law and our articles of association, we must keep our shareholders’ register accurate and current. Our board of directors keeps our shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) on registered shares belonging to another or a pledge (pandrecht) in respect of such shares. Our common shares shall be in registered form (op naam). We may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by our board of directors.

Corporate Objectives
Pursuant to our articles of association, our main corporate objectives are:
•	to worldwide develop biotech companies by utilizing a decentralized, technology and data-driven platform model to serve millions of people suffering from mental illness;
•	to acquire and efficiently develop innovative treatments that meet significant unmet medical needs and that lead to paradigm shifts in the field of mental health;
•	to incorporate, to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;
•	to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;
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to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of Group Companies or other parties; and

•	to do anything which, in the widest sense, is connected with or may be conducive to the objects described above.
Limitations on the Rights to Own Securities
Our common shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. Our articles of association contain no limitation on the rights to own our shares and no limitation on the rights of non-residents of the Netherlands or foreign shareholders to hold or exercise voting rights.
Limitation on Liability and Indemnification Matters
Under Dutch law, our directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to our company and to third parties for infringement of our articles of association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil and criminal liabilities. Subject to certain exceptions, our articles of association provide for indemnification of our current and former directors and other current and former officers and employees as designated by our board of directors. No indemnification under our articles of association shall be given to an indemnified person:
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if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

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to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

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in relation to proceedings brought by such indemnified person against our company, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to our articles of association, pursuant to an agreement between such indemnified person and our company which has been approved by our board of directors or pursuant to insurance taken out by our company for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without our prior consent.
Under our articles of association, our board of directors may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.
Federal Forum Provision
Our articles of association provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended, to the fullest extent permitted by applicable law, shall be the U.S. federal district courts.

Shareholders’ Meetings
General meetings must be held in the Netherlands, in any of the locations specified in our articles of association. The annual general meeting must be held within six months of the end of each financial year. Additional extraordinary general meetings may also be held, whenever considered appropriate by our board of directors and shall be held within three months after our board of directors has considered it to be likely that our shareholders’ equity (eigen vermogen) has decreased to an amount equal to or lower than half of our paid-in and called up share capital, in order to discuss the measures to be taken if so required.
Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of our issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the proponent(s) may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested our board of directors to convene a general meeting and our board of directors has not taken the necessary steps so that the general meeting could be held within six weeks after the request. The application shall also be disallowed if the proponent(s) has/have not demonstrated to have a reasonable interest in the convening of the general meeting.
General meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the general meeting by proxy, as well as other information as required by Dutch law. The notice must be given at least 15 calendar days prior to the day of the meeting. The agenda for the annual general meeting shall include, among other things, the adoption of our statutory annual accounts, appropriation of our profits and proposals relating to the composition of our board of directors, including the filling of any vacancies. In addition, the agenda shall include such items as have been included therein by our board of directors. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law representing at least 3% of our issued share capital. These requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.
In accordance with the Dutch Corporate Governance Code (“DCGC), shareholders who have the right to put an item on the agenda for our general meeting or to request the convening of a general meeting shall not exercise such rights until after they have consulted our board of directors. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our directors), our board of directors must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, our board of directors must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, our board of directors shall report on this consultation and the exploration of alternatives to our general meeting. The response period may be invoked only once for any given general meeting and shall not apply (i) in respect of a matter for which either a response period or a statutory cooling-off period (as discussed below) has been previously invoked or (ii) in situations where a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.
Moreover, our board of directors can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our board of directors believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our board of directors. During a cooling-off period, our board of directors must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our board of directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under

Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
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our board of directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

•	our board of directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or
•
other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

The general meeting is presided over by the chairperson of our board of directors. If no chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the vice-chairperson of our board of directors. If no vice-chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another person designated in accordance with our articles of association. Our directors may always attend a general meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide at his or her discretion to admit other persons to the meeting.
All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting, to address the meeting and, in so far as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the general meeting. Under our articles of association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.
Each ordinary share confers the right on the holder to cast one vote at the general meeting. Shareholders may vote by proxy. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.
Decisions of the general meeting are taken by a simple majority of votes cast, except where Dutch law or our articles of association provide for a qualified majority or unanimity. Subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by our articles of association, if we would be subject to the requirement that our general meeting can only pass resolutions if a certain part of our issued share capital is present or represented at such general meeting under applicable securities laws or listing rules, then such resolutions shall be subject to such quorum as specified by such securities laws or listing rules pursuant to our articles of association. At the date of this prospectus, applicable securities and listing rules require that any general meeting we hold will require a quorum of 33 1/3 % of the outstanding ordinary shares.
Directors
Appointment of Directors
Our directors are appointed by the general meeting upon binding nomination by our board of directors. However, the general meeting may at all times overrule a binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting overrules a binding nomination, our board of directors shall make a new nomination.
At a general meeting, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or in the explanatory notes thereto.

Our board of directors has adopted a profile for the composition of our non-executive directors. Our board of directors shall make any nomination for the appointment of a director with due regard to the rules and principles set forth in our corporate governance guidelines and this profile, as applicable.
Duties and Liabilities of Directors
Under Dutch law, our board of directors is charged with the management of the company, which includes setting the company’s policies and strategy, subject to the restrictions contained in our articles of association. Our executive directors manage our day-to-day business and operations and implement our strategy. Our non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all of our directors and our general state of affairs. Our directors may divide their tasks among themselves in or pursuant to internal rules. Each directors has a statutory duty to act in the corporate interest of our company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of our company also applies in the event of a proposed sale or break-up of our company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed.
Our board of directors is entitled to represent our company. The power to represent our company also vests in our Chief Executive Officer, as well as in any other two executive directors acting jointly.
Dividends and Other Distributions
Dividends
Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of our paid-in and called-up share capital plus the reserves we must maintain under Dutch law or our articles of association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by our general meeting from which it appears that such dividend distribution is allowed.
Under our articles of association as they will read upon the date of this prospectus, our board of directors may decide that all or part of the profits shown in our adopted statutory annual accounts will be added to our reserves. After reservation of any such profits, any remaining profits will be at the disposal of the general meeting at the proposal of our board of directors for distribution on our ordinary shares, subject to applicable restrictions of Dutch law. Our board of directors is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of our general meeting. Dividends and other distributions shall be made payable no later than a date determined by us. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Exchange Controls
Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under certain circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in our articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.
Squeeze-Out Procedures
A shareholder who holds at least 95% of our issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against our other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.
Dissolution and Liquidation
Under our articles of association, we may be dissolved by a resolution of the general meeting, subject to a proposal of our board of directors. In the event of a dissolution, the liquidation shall be effected by our board of directors, unless our general meeting decides otherwise. During liquidation, the provisions of our articles of association will remain in force as far as possible. To the extent that any assets remain after payment of all of our liabilities, any remaining assets shall be distributed to our shareholders in proportion to their number of shares.
Dutch Corporate Governance Code
As a listed Dutch public company (naamloze vennootschap), we will be subject to the DCGC. The DCGC contains principles and best practice provisions on corporate governance that regulate relations between the board of directors and the general meeting and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies must disclose in their statutory annual reports whether they comply with the provisions of the DCGC. If a company subject to the DCGC does not comply with those provisions, that company would be required to give the reasons for such non-compliance.
We do not comply with best practice provisions of the DCGC, including in order to follow market practice or governance practices in the United States.
Dutch Financial Reporting Supervision Act
On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM, supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that our financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.
Listing
Our common shares are listed on the Nasdaq Global Market under the symbol “ATAI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “atai” “we,” “our” or “us” refer to ATAI Life Sciences N.V. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to resolutions of our board of directors and set forth or determined in the manner provided in resolutions of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV).
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving entity or the successor person (if other than atai) is a corporation, partnership, trust or other entity organized and validly existing under the laws of the Netherlands and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or atai and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of atai; or
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.
The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•	the number of common shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of common shares may be purchased upon such exercise;
•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities or common shares will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States Federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of warrants to purchase common shares will not be entitled:
•	to vote, consent or receive dividends, if any, or payments upon our liquidation or dissolution;
•	receive notice as shareholders with respect to any general meeting for the appointment of our directors or any other matter; or
•	exercise any rights as shareholders of atai.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of common shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or payments upon any liquidation or dissolution on the common shares, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. These global securities, to the extent issued for our common shares, shall be share certificates (aandeelbewijzen) for registered shares under Dutch law, in accordance with our articles of association. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates (such individual certificates, to the extent issued for our common shares, being share certificates (aandeelbewijzen) under Dutch law, in accordance with our articles of association) evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
Information about additional selling securityholders, where applicable, may be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling securityholders identified in the table below may, from time to time, offer and sell up to 45,321,301 common shares offered by this prospectus and any accompanying prospectus supplement. In the event such selling securityholders or any other selling securityholders acquire additional common shares, including, but not limited to, additional securities convertible, exchangeable or exercisable into additional common shares, information about these selling securityholders, where applicable, may be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference. When we refer to the selling securityholders identified in the table below, we mean the entities identified in the table, and the donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest who after the date of this prospectus come to hold any of such selling securityholders’ respective interests in our common shares other than through a public sale.
The possible resale of our common shares by the selling securityholders identified in the table below relates to (i) 6,185,904 common shares issued or issuable upon the conversion of 386,619 convertible notes that we originally issued between November 2018 and October 2020 to certain of the selling securityholders identified below, (ii) 9,993,341 common shares purchased by certain of the selling securityholders (the “Initial PIPE Investors”) identified below pursuant to subscription agreements, dated June 2, 2025 (the “Initial Subscription Agreements”), (iii) 6,311,006 common shares issuable upon the exercise of a pre-funded warrant issued to one of the Initial PIPE Investors pursuant to one of the Initial Subscription Agreements, (iv) 18,264,840 common shares purchased by certain of the selling securityholders (the “Subsequent PIPE Investors”) identified below pursuant to subscription agreements, dated July 1, 2025 (the “Subsequent Subscription Agreements”) and (v) 4,566,210 common shares issuable upon the exercise of a pre-funded warrant issued to one of the Subsequent PIPE Investors pursuant to one of the Subsequent Subscription Agreements. In connection with entering into the Initial Subscription Agreements and the Subsequent Subscription Agreements, we entered into registration rights agreements, dated June, 2, 2025, and July 1, 2025, respectively, with the Initial PIPE Investors and Subsequent PIPE Investors, as applicable, pursuant to which we granted certain registration rights with respect to the securities purchased by the Initial PIPE Investors and Subsequent PIPE Investors, as applicable, and we are registering certain of the securities offered by this prospectus on their behalf.
The following table sets forth information as September 15, 2025, regarding the beneficial ownership of our common shares held by the selling security holders identified below, and the number of our common shares that may from time to time be offered or sold by the selling securityholders pursuant to this prospectus. We have prepared the following table based on information given to us by, or on behalf of, the selling securityholders identified below on or before the date hereof with respect to the beneficial ownership of our common shares held by such selling securityholders.
We have not independently verified this information, and this information may change from time to time and any changed information will be set forth in supplements to this prospectus or in a post-effective amendment, if and when necessary. The selling securityholders identified below may offer all, some or none of their common shares, and we cannot advise you as to whether they will in fact sell any or all of such common shares. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our common shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.
The number of common shares beneficially owned by each selling securityholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any common shares over which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 233,779,400 common shares outstanding as of September 15, 2025. In computing the number of common shares beneficially owned by an individual or entity and the percentage ownership of that person, common shares subject to options, restricted share units or other rights held by such person that are currently exercisable or will become exercisable or will vest within 60 days of September 15, 2025 are considered outstanding, although these common shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons identified in the table have sole voting and investment power with respect to all common shares held by that person. The information regarding common shares beneficially owned after the offering assumes the sale of all common shares offered by the selling securityholders identified below, and that such selling securityholders do not acquire any additional common shares or additional securities convertible, exchangeable or exercisable into additional common shares. Information in the table below is based on information filed with the SEC or obtained from the persons identified below.
Unless otherwise indicated below, the address for each beneficial owner is ATAI Life Sciences N.V., Prof. J.H. Bavincklaan 7, 1183 AT Amstelveen, the Netherlands.

	Prior to this Prospectus		Maximum Number of Common Shares Subject to Resale Pursuant to this Prospectus	After Resale of All Common Shares Subject to Resale Pursuant to this Prospectus
Selling Securityholders	Number	%	Number	Number	%
Apeiron Investment Group Ltd.(1)	55,211,716	23.62%	11,042,999(2)	44,168,717	18.70%
Adage Capital Partners LP(3)	5,434,782	2.32%	5,434,782	—	—
ADAR1 Partners, LP(4)	782,648	0.33%	782,648	—	—
Ally Bridge MedAlpha Master Fund L.P.(5)	2,283,105	0.98%	2,283,105	—	—
Ferring Ventures S.A.(6)	15,503,775	4.99%	15,435,775	68,000	0.03%
Galaxy Group Funding ECI U LLC(7)	913,242	0.39%	913,242	—	—
Hypothalmus Ltd(8)	4,566,210	1.95%	4,566,210	—	—
Seligman Healthcare Spectrum (Master) Fund(9)	913,242	0.39%	913,242	—	—
Spearhead Insurance Solutions IDF, LLC - Series ADAR1(10)	130,594	0.06%	130,594	—	—
Wilde Ventures GmbH(11)	3,818,704	1.63%	3,818,704	—	—

(1)
Based solely on the Schedule 13D/A jointly filed with the SEC on August 18, 2025 by Apeiron Investment Group Ltd. (“Apeiron”), Apeiron Presight Capital Fund II, L.P. (“Presight II”), Presight Capital Management I, L.L.C. (“Presight Management”), Fabien Hansen and Christian Angermayer. As of August 14, 2025, Apeiron and Mr. Angermayer reported shared voting and dispositive power over 55,211,716 common shares, and Presight II and Fabian Hansen reported shared voting and dispositive power over 1,799,302 common shares. Presight II is the record holder of 1,799,302 common shares. Apeiron and Mr. Hansen are the managing members of Presight Management, which is the general partner of Presight II. As a result, each of Apeiron, Mr. Hansen and Presight Management may be deemed to share beneficial ownership of the securities held by Presight II. Apeiron is the record holder of 51,045,214 common shares and may be deemed to own an additional 2,367,200 common shares underlying convertible notes. Mr. Angermayer is the majority shareholder of Apeiron and may be deemed to share beneficial ownership of the securities beneficially owned by Apeiron. The principal business address for Apeiron, and Mr. Angermayer is 66 & 67, Amery Street, SLM1707, Sliema, Malta. The principal business address for Presight II, Presight Management and Mr. Hansen is 440 N Barranca Ave #3391 Covina, California 91723.

(2)	Consists of (i) 8,675,799 common shares acquired pursuant to one of the Subsequent Subscription Agreements and (ii) 2,367,200 shares issuable upon the conversion of 147,950 convertible notes.
(3)
Consists of 5,434,782 common shares held by Adage Capital Partners LP (“Adage”), whose principal offices are located at 200 Clarendon Street, Boston Massachusetts, 02116. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(4)	Consists of 782,648 common shares held by ADAR1 Partners, LP, whose principal offices are located at 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738.
(5)
Consists of 2,283,105 common shares held by Ally Bridge MedAlpha Master Fund L.P. (“MedAlpha”). Mr. Fan Yu is the sole shareholder of ABG Management Ltd., which is the sole member of Ally Bridge Group (NY) LLC, which manages investments of MedAlpha. As such, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the shares held by MedAlpha. Each of them disclaims any such beneficial ownership. The address of the above person and entities is 430 Park Avenue, 12th Floor, New York, NY 10022.

(6)
Consists of (i) 4,626,559 common shares, which is inclusive of 4,558,559 common shares acquired pursuant to one of the Initial Subscription Agreements, and (ii) 10,877,216 common shares issuable upon the exercise of pre-funded warrants, which are exercisable subject to a beneficial ownership limitation that provides such warrants may only be exercised to the extent that immediately following such exercise the holder will not beneficially own more than 4.99% of the outstanding common shares. Each of the common shares and pre-funded warrants are held by Ferring Ventures S.A., whose principal offices are located at Chemin de la Vergognausaz 50, 1162 St-Prex, Switzerland.

(7)	Consists of 913,242 common shares held by Galaxy Group Funding ECI U LLC, whose principal offices are located at 107 Grand St, 6th Floor, New York, New York 10013.
(8)	Consists of 4,566,210 common shares held by Hypothalmus Ltd, whose principal offices are located at Binzemühlestrasse 80, CH-8050 Zürich, Switzerland.
(9)	Consists of 913,242 common shares held by Seligman Healthcare Spectrum (Master) Fund, whose principal offices are located at 290 Congress Street, Boston, Massachusetts 02210.

(10)	Consists of 130,594 common shares held by Spearhead Insurance Solutions IDF, LLC - Series ADAR1, whose principal offices are at 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738.
(11)
Consists of 3,818,704 common shares issued upon the conversion on September 11, 2025 of 238,669 convertible notes held by Wilde Ventures GmbH, whose principal offices are located at In der Rehwiese 3, 40629 Düsseldorf, Federal Republic of Germany.

PLAN OF DISTRIBUTION
We or any of the selling securityholders, including such selling securityholders’ respective donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest selling our common shares or interests in our common shares received after the date of this prospectus from such selling securityholders as a gift, pledge, partnership distribution or other transfer other than through a public sale, may sell the offered securities from time to time, separately or together, covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.
The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including, but not limited to, the following:
•	on any national securities exchange on which our common shares may be listed at the time of sale, including the Nasdaq Global Market (including through “at-the-market” offerings);
•	in the over-the-counter market;
•	in privately negotiated transactions;
•	through broker-dealers, who may act as agents or principals;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	in a block trade in which a broker-dealer may attempt to sell a block of common shares as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;
•	through put or call option transactions relating to our common shares;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;
•	directly to one or more purchasers;
•	through agents;
•	through loans or pledges of our common shares, including to a broker-dealer or an affiliate thereof; or
•	through a combination of any of these methods of sale or by any other legally available means.
In effecting sales, brokers or dealers engaged by us and/or the selling securityholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:
•	purchases of our common shares by a broker-dealer as principal and resales of our common shares by the broker-dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions; or
•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.
At any time a particular offer of the common shares covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of common shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common shares covered by this prospectus.
If the selling securityholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling securityholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The selling securityholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling securityholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.
The selling securityholders may, from time to time, pledge or grant a security interest in some of the common shares owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such common shares, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus. The selling securityholders also may transfer our common shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of common shares or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common shares in the course of hedging the positions they assume. The selling securityholders may also sell common shares short and deliver these securities to close out their short positions, or loan or pledge common shares to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In connection with the sale of the common shares covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common shares for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any common shares will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Any underwriters, broker/dealers or agents participating in the distribution of common shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act. A selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to the sale of the common shares covered by this prospectus.

We and the selling securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.
Certain of the underwriters, broker/dealers or agents who may become involved in the sale of our common shares may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.
Some of the common shares covered by this prospectus may be sold by selling securityholders in private transactions or under Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the debt securities, warrants and units. NautaDutilh N.V. will pass upon certain legal matters relating to the issuance of the common shares. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of ATAI Life Sciences N.V. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The audited historical financial statements of Beckley Psytech Limited included in Exhibit 99.1 of ATAI Life Sciences N.V.’s Current Report on Form 8-K, dated September 29, 2025, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Beckley Psytech Limited’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

123,134,069 Common Shares
Registered for the Securityholders Named Herein Pursuant to the Registration Rights Agreement
In Connection with the Completed Acquisition of Beckley Psytech
PROSPECTUS SUPPLEMENT
December 5, 2025